Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-233042 and 333-225451) and Form S-8 (Nos. 333-259154, 333-206551, 333,186893, and 333-152210) of Mesa Laboratories, Inc. of our report dated December 22, 2021, relating to the consolidated financial statements of Agena Bioscience, Inc., appearing in this Current Report on Form 8-K/A of Mesa Laboratories, Inc.

/s/ Moss Adams LLP

San Diego, California

December 22, 2021